SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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Viisage Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 7, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Special Meeting in Lieu of Annual Meeting (the “Meeting”) of the Shareholders of Viisage Technology, Inc. (“Viisage”), to be held on Friday, September 30, 2005. The Meeting will begin at 10:00 a.m. at Viisage’s corporate headquarters. Your Board of Directors and management look forward to greeting those of you who are able to attend.

Our 2004 Annual Report is enclosed. I hope you will read it carefully. I also have enclosed our Notice of the 2005 Special Meeting in Lieu of Annual Meeting, Proxy Statement, and proxy card.

At the Meeting, your Board of Directors will be asking you to elect three Class III directors, approve the adoption of Viisage’s 2005 Long-Term Incentive Plan, and to ratify the selection of Viisage’s independent public accountants, as described more fully in the enclosed Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors recommends votes “FOR” each of the items described above.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. You may revoke your proxy at any time before it is exercised at the Meeting, or vote your shares in person if you attend the Meeting.

Sincerely,

Denis K. Berube

Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

296 Concord Road

Third Floor

Billerica, Massachusetts 01821

NOTICE OF THE 2005 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

The 2005 Special Meeting in Lieu of Annual Meeting of the Shareholders of Viisage Technology, Inc. (“Viisage”) will be held at 10:00 a.m. on Friday, September 30, 2005 at Viisage’s corporate headquarters, 296 Concord Road, Third Floor, Billerica, Massachusetts. The Meeting is being held for the following purposes:

1.	To elect three Class III directors for three year terms;

2.	To approve the adoption of Viisage’s 2005 Long-Term Incentive Plan;

3.	To ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2005; and

4.	To transact such other business as may properly come before the Meeting.

Shareholders of record at the close of business on August 5, 2005, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting.

The enclosed proxy card, Proxy Statement, and Viisage’s 2004 Annual Report are being sent to you along with this Notice.

By Order of the Board of Directors

Charles J. Johnson

Secretary

September 7, 2005

VIISAGE TECHNOLOGY, INC.

PROXY STATEMENT

FOR THE

2005 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 30, 2005

INFORMATION ABOUT SOLICITATION AND VOTING

General

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Viisage Technology, Inc., a Delaware corporation (the “Company” or “Viisage”), for the 2005 Special Meeting in Lieu of Annual Meeting of Shareholders to be held at 10:00 a.m. on Friday, September 30, 2005, at Viisage’s principal executive offices, 296 Concord Road, Third Floor, Billerica, Massachusetts, and at any adjournment thereof (the “Meeting”). This Proxy Statement and the accompanying proxy card are expected to be mailed on or about September 7, 2005 to all shareholders entitled to vote at the Meeting.

Viisage’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting proxies for the following purposes: (i) to elect three Class III directors, comprising the class of directors to be elected for the term expiring in 2008; (ii) to approve the adoption of Viisage’s 2005 Long-Term Incentive Plan; and (iii) to ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2005.

Shareholders Entitled to Vote

At the close of business on August 5, 2005, the record date for the Meeting, there were outstanding and entitled to vote 48,126,672 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Only shareholders of record at the close of business on August 5, 2005 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

Quorum and Voting

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum. Assuming the presence of a quorum, directors are elected by a plurality vote, which means that the three nominees receiving the most votes will be elected to fill the seats on the Board. All other actions considered at the Meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes present in person or represented by proxy at the Meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” (as defined below) and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Voting Shares Held in Street Name

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Meeting on the record date. To be able to vote your shares held in street name at the Meeting, you will need to obtain a proxy card from the holder of record.

Broker Non-Votes

If your shares are held in street name, your bank or brokerage firm will be prohibited under applicable regulations from using its discretion to vote your shares on the proposal to approve the adoption of the 2005 Long-Term Incentive Plan. If your broker instructs us that you have not provided instructions on how to vote on that proposal, your shares will be treated as “broker non-votes” with respect to that proposal. However, even if you do not give your broker instructions as to how to vote on the other proposals described in this proxy statement, your broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

Vote Required

Election of directors.    The three nominees receiving the highest number of votes cast at the Meeting will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of Adoption of 2005 Long-Term Incentive Plan.    The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Meeting is needed to approve the adoption of this plan. Abstentions will have the effect of negative votes on this proposal. For shares held in street name, broker non-votes will have no effect on the outcome of this proposal because your bank or broker does not have the authority to vote your shares on this proposal absent instructions from you.

Ratification of Selection of Independent Public Accountants.    The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Meeting is needed to approve the ratification of the selection of our independent public accountants. Abstentions will have the effect of a negative vote on this proposal. For shares held in street name, broker non-votes will also have the effect of a negative vote on this proposal because your bank or broker does have the authority to vote your shares on this proposal absent instructions from you.

Revocability of Proxies

A shareholder who returns a proxy card may revoke it at any time before the shareholder’s shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at Viisage Technology, Inc., 296 Concord Road, Billerica, MA 01821, Attn: Investor Relations or by calling Investor Relations at (978) 932-2200. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

Pursuant to the Company’s Restated Certificate of Incorporation and By-Laws, the Board has fixed the number of directors at nine. In addition, the Restated Certificate of Incorporation also provides that directors shall be divided into three classes of approximately the same number of directors; the Board has fixed the number of Class I directors at three, Class II directors at three and Class III directors at three.

Three Class III directors are to be elected at the Meeting to serve three-year terms expiring at the 2008 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. Unless instructed otherwise, the proxy holders will vote the proxies received by them for the Company’s nominees: Robert Gelbard, Peter Nessen and Thomas J. Reilly. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy (unless another nominee is indicated in any particular proxy), or we may choose to leave the seat vacant. Messrs. Gelbard, Nessen and Reilly have consented to serve as directors of the Company, and the Board of Directors has no reason to believe that they will be unavailable for service.

Certain Viisage shareholders who were the former shareholders of ZN Vision Technologies AG (“ZN”), a company which Viisage acquired in January 2004, have the right to appoint one director as long as such shareholders hold at least an aggregate of 2,000,000 shares of Viisage common stock. Marcel Yon is the director who has been appointed by the former ZN shareholders. The former shareholders of ZN no longer own the requisite 2,000,000 shares and therefore no longer have the right to appoint one director. As a result, at a meeting of our Board of Directors on March 1, 2005, in accordance with our Restated Certificate of Incorporation, our Board of Directors nominated Mr. Gelbard to fill the Class III director seat currently occupied by Mr. Yon. The other two nominees, Messrs. Nessen and Reilly, are currently directors of the Company.

The Board recommends a vote “FOR” the proposed nominees to the Board.

Composition of the Board

The Company’s Restated Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three-year term.

The Class I directors (whose terms expire in 2006) are Denis K. Berube, Charles E. Levine and B.G. Beck. The Class II directors (whose terms expire in 2007) are Bernard C. Bailey, Harriet Mouchly-Weiss and Paul T. Principato. There are no family relationships between any of the directors or executive officers of the Company.

The following sets forth the names of and certain information about the persons nominated as directors and the directors whose terms do not expire at the Meeting. Information regarding their beneficial ownership of shares of the Company’s Common Stock is reported in the section entitled “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Nominees for Class III Directors

Robert Gelbard, 61, was nominated for election as a director of Viisage in March 2005. Ambassador Gelbard has been Chairman of Washington Global Partners, LLC, an international business consulting firm, since April 2005. Prior to that, he was a self-employed international business consultant beginning in October 2002. From March 2002 to September 2002, he was Senior Vice President of International Affairs and Government Relations for ICN Pharmaceuticals, Inc, a global pharmaceuticals company. From February 1967 to January 2002, Ambassador Gelbard held various senior level positions in the U.S. Department of State, including serving as Ambassador to Indonesia from 1999-2001, President Clinton’s Special Representative for the Balkans from 1997-1999, Assistant Secretary of State from 1993-1997, and Ambassador to Bolivia from 1988-1991. In 2002, Ambassador Gelbard received the Distinguished Service Award, the State Department’s highest commendation, which was conferred by Secretary of State Colin Powell.

Peter Nessen, 69, has served as a director of Viisage since its incorporation in May 1996. Since July 2003, Mr. Nessen has served as the President of Nessen Associates Ltd., a non-profit consulting company. From January 2003 to July 2003, Mr. Nessen served as an adviser to the Governor of the Commonwealth of Massachusetts on education matters. Mr. Nessen has been Chairman of the Board of NCN Financial, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was Dean for Resources and Special Projects at Harvard Medical School.

Thomas J. Reilly, 66, has served as a director of Viisage since its incorporation in May 1996. Mr. Reilly has been a self-employed financial consultant since December 1994. From June 1966 through November 1994, Mr. Reilly was with Arthur Andersen LLP, a public accounting firm, where he became a partner in 1975.

Directors Whose Terms Expire at the 2006 Annual Meeting (Class I Directors)

Denis K. Berube, 62, has been the Chairman of the Board of Directors of Viisage since the Company’s incorporation in 1996. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau Technologies (“Lau”), an investment company. Lau is one of the largest holders of Viisage Common Stock, directly owning approximately 11.4% of its issued and outstanding Common Stock. Mr. Berube has been employed at Lau since 1990.

B.G. Beck, 68, was the President and Chief Executive Officer of Trans Digital Technologies Corporation from 1998 until its acquisition by Viisage in February 2004, at which time he joined the Board of Directors of Viisage. Mr. Beck currently serves as a consultant to Viisage and also serves as a member of the Board of Directors of Cardinal Financial Corporation, a provider of comprehensive individual and corporate banking services.

Charles E. Levine, 52, has served as a director of Viisage since 1998. Mr. Levine retired in September 2002 from his position as President of Sprint PCS, a cellular telephone provider, a position he had held since 2001. Mr. Levine joined Sprint PCS as Senior Vice President of Marketing in January 1997. Before joining Sprint PCS, Mr. Levine served as Senior Vice President of Octel Services, a provider of voice systems services, from October 1994 through September 1996. Mr. Levine currently also serves as a member of the Boards of Directors of At Road, Inc., a wireless applications provider; Sierra Wireless Inc., a provider of a broad range of wireless products, including data modems, embedded modules and mobile phones; Somera Communications, a provider of telecommunications operators with equipment and deployment services; and Lexar Media, Inc., a provider of digital media such as compact flash and other flash memory products.

Directors whose terms expire at the 2007 Annual Meeting (Class II Directors)

Bernard C. Bailey, 51, joined Viisage in August 2002 as Chief Executive Officer and was appointed a director of Viisage in April 2004. From January 2001 through August 2002, Mr. Bailey served as the Chief Operating Officer of Art Technology Group, a provider of software applications for commerce and customer self-service. Between April 1984 and January 2001, Mr. Bailey served in various capacities at IBM Corporation, including several executive positions. A graduate of the US Naval Academy, Mr. Bailey served for eight years as an officer in the US Navy.

Harriet Mouchly-Weiss, 62, has served as a director of Viisage since its incorporation in May 1996. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm, in 2002 and has served as its managing partner since that time. Ms. Mouchly-Weiss currently also serves as a member of the Board of Directors of American Greetings Corporation, a company engaged in the design, manufacture and sale of everyday and seasonal greeting cards and other social expression products.

Paul T. Principato, 51, has served as a director of Viisage since May 2001 and as Chief Financial Officer of Lau since its incorporation in March 1990. Prior to 1990, Mr. Principato served as Controller at Barry Wright Corp.

Board Independence

The Board has determined that a majority of its members do not have a relationship with Viisage (either directly or as a partner, shareholder or officer of an organization that has a relationship with Viisage) which, in the Board’s opinion, would interfere with their exercise of independent judgment. The Board has further determined that a majority of its members are “independent” within the meaning of the independence standards of the Nasdaq Stock Market, Inc., as currently in effect. Each of the three nominees for election as directors at the

Meeting is independent within the meaning of the foregoing standards. The Board has determined that each of the members of each of the committees of the Board of Directors has no material relationship with Viisage (either directly or as a partner, shareholder or officer of an organization that has a relationship with Viisage) and is “independent” within the meaning of the independence standards of the Nasdaq Stock Market, Inc., as currently in effect, other than Mr. Beck who is a member of the Compensation Committee.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors held 16 meetings during 2004, and each director attended at least 75% of all meetings of the Board and any committee on which he or she served. Seven members of the Board attended Viisage’s 2004 Annual Meeting of Stockholders. Board members are encouraged but not required to attend the annual meeting. The Board has established a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee, all of the members of which are independent directors.

The Compensation Committee, comprised of Mr. Reilly (chair), Mr. Beck, Ms. Mouchly-Weiss, and Mr. Nessen, reviews senior management performance, recommends executive compensation, and administers the Amended and Restated 1996 Directors Stock Option Plan, the Second Amended and Restated 1996 Management Stock Option Plan, and the 1997 Employee Stock Purchase Plan. This committee also will administer the 2005 Long-Term Incentive Plan if this plan is approved by the shareholders.

The Audit Committee, comprised of Messrs. Nessen (chair), Reilly, and Levine, meets at least quarterly to review the Company’s quarterly financial releases. Each member of the Audit Committee is “independent” within the meaning of Section 4200 of the National Association of Securities Dealers’ Marketplace Rules and as required pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee performs the functions described in the report included in this proxy statement under the caption “Board Audit Committee Report.” The Board has determined that Messrs. Nessen and Reilly are each qualified as an audit committee financial expert within the meaning of applicable regulations issued under the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement.

The Nominating and Corporate Governance Committee, comprised of Messrs. Levine (chair) and Nessen and Ms. Mouchly-Weiss, proposes nominees for election to the Board, assists the Board in its annual review of director performance, and develops and recommends corporate governance guidelines for Viisage. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which was attached as an appendix to the proxy statement for the 2004 annual meeting of shareholders.

During 2004, the Compensation Committee met seven times, the Audit Committee met seven times, and the Nominating and Corporate Governance Committee met three times.

Compensation of Directors

Pursuant to the Company’s 2001 Stock in Lieu of Cash Compensation for Directors Plan (the “Director Compensation Plan”), each non-employee director serving for a full year received aggregate compensation valued at $60,000 for his or her service as a director in 2004. Three of the directors, Messrs. Berube, Beck and Levine elected, in accordance with the Director Compensation Plan, to take all of this compensation in shares of the Company’s Common Stock valued at the closing price of $5.45 on the Nasdaq National Market on February 23, 2004. Accordingly, each of such directors received 11,009 shares of Common Stock. Four directors, Messrs. Nessen, Principato and Reilly and Ms. Mouchly-Weiss, elected, in accordance with the Director Compensation Plan, to take $40,000 of this compensation in Common Stock and $20,000 of this compensation in cash. Accordingly, each of these four directors received 7,339 shares of Common Stock. Directors did not receive any additional cash or fees for attending Board or committee meetings. However, the Company reimburses directors for their out-of-pocket expenses incurred in connection with any Board or committee meetings.

Non-employee directors serving for a full year also receive grants of nonqualified options under the Company’s 1996 Directors Stock Option Plan, as amended (the “Director Option Plan”). In February 2004, the Company granted each of the seven non-employee directors then serving on the Board an option to purchase 10,000 shares of Common Stock pursuant to the Director Option Plan, which options were fully vested upon grant. On March 8, 2005, the Company granted each of Messrs. Berube, Beck, Levine, Nessen, Principato and Reilly and Ms. Mouchly-Weiss an option to purchase 10,000 shares of Common Stock pursuant to the Director Option Plan, which options were fully vested upon grant.

Securities Authorized for Future Issuance under Equity Compensation Plans

The following table sets forth information about the Company’s Common Stock that may be issued upon the exercise of options outstanding under its stock option plans and the number of shares that have been issued under all of its other equity compensation plans as of December 31, 2004.

Plans	Number of Shares Subject to Outstanding Options/Shares Issued under Plan	Weighted- Average Exercise Price of Outstanding Options/Shares Issued under Plan	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
1996 Management Stock Option Plan	3,229,614	$4.62	968,803
2005 Long-Term Incentive Plan	—	—	5,000,000
1996 Directors Stock Option Plan	428,462	$5.62	555,000
1997 Employee Stock Purchase Plan	—	—	60,147
2001 Stock in Lieu of Cash Compensation for Directors Plan	497,671	$2.55	302,329
1996 Imaging Automation, Inc. Stock Option Plan	3,414	$63.51	—
2003 Imaging Automation, Inc. Employee, Director and Consultant Stock Plan	316,181	$0.06	—
ZN Vision Technologies AG Share Option Plan	1,080,034	$0.01	—

Total:	5,555,376	$3.39	6,886,279

Each of the plans listed above was approved by the stockholders of the Company, other than the two Imaging Automation plans and the ZN plan, which were approved by the stockholders of those companies, and the 2005 Long-Term Incentive Plan, which is being put before the shareholders for their approval at the Meeting. Options outstanding under the Imaging Automation and ZN plans automatically converted into options to purchase shares of Company Common Stock upon the Company’s acquisition of the outstanding capital stock of those two companies. No further grants of options may be made under the Imaging Automation or ZN plans. The options granted under the Imaging Automation plans have a ten year term and the options granted under the ZN plan expire on December 31, 2015.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Reilly (chair), Mr. Beck, Ms. Mouchly-Weiss, and Mr. Nessen, none of whom are officers or employees of the Company. No interlocking relationship exists between our board or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Consideration of Director Nominees

Shareholder Nominees

As adopted in February 2004, the policy of the Nominating and Corporate Governance Committee (the “Nominating Committee”) is to consider properly shareholder nominations for candidates for membership on the

Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to Nominating and Corporate Governance Committee c/o General Counsel, Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, Massachusetts 01821.

In addition, the Company’s by-laws permit shareholders to nominate directors for consideration at an annual meeting of shareholders for election by the shareholders of the meeting. Under the Company’s by-laws, nominations for election of directors may be made by the Board or by any shareholder entitled to vote in the election of directors provided that no shareholder may nominate a person for election as a director unless written notice of such nomination is presented to the Company not later than 75 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting. No notice has been given by a shareholder with respect to the election of directors. As a result, no other nominees for election as director will be considered at the annual meeting except nominations made by the Board in the event one of the nominees named in the proxy statement should unexpectedly be unavailable.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in its charter, the Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. There are no specific, minimum qualifications that must be met for any nominee.

We have not paid, to date, any third party a fee to assist in evaluating and identifying nominees. During 2004, no candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Executive Sessions

The Board has a practice of meeting in executive sessions without the presence of any members of the Company’s management. The independent members of the Board meet in executive sessions at least twice a year.

Communications with the Board

Shareholders may communicate with the Board by writing to Board of Directors of Viisage Technology, Inc. c/o General Counsel, 296 Concord Road, Third Floor, Billerica, Massachusetts 01821. All such communications will be forwarded to the Chairman of the Board of Directors as promptly as practicable after receipt.

Code of Ethics

The Company has adopted a Code of Business Ethics and Standards of Conduct that applies to its directors, executive officers (including its principal executive, financial and accounting officers) and to all of its other employees. A copy of the Code of Business Ethics and Standards of Conduct will be provided to any person, without charge, upon receipt of a written request addressed to Chief Financial Officer, Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821 or an e-mail request addressed to investor@viisage.com.

PROPOSAL 2 — APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN

On March 1, 2005, our Board of Directors adopted, subject to stockholder approval, the Viisage Technology, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”). The following summary of the 2005 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as Appendix B to this proxy statement.

Purposes

The purposes of the 2005 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and directors, and to promote the success of our business. Options, stock purchase rights and other stock-based awards may be granted under the 2005 Plan. This will give the Company greater flexibility in providing stock-based incentive compensation to our employees and directors than is currently available under the Company’s existing stock option plans.

Administration

The 2005 Plan is administered by the Board, which may delegate its powers under the 2005 Plan to one or more committees or sub-committees of the Board. Subject to the provisions of the 2005 Plan, the administrator of the 2005 Plan has authority in its discretion to: (1) determine fair market value of our common stock; (2) select employees and directors to whom awards may be granted; (3) determine the number of shares covered by awards; (4) approve forms of agreement for use under the 2005 Plan; (5) determine the terms and conditions of awards; (6) determine whether and under what circumstances an option may be settled in cash instead of common stock; (7) prescribe, amend or rescind rules and regulations relating to the 2005 Plan; and (8) construe and interpret the terms of the 2005 Plan and awards granted pursuant to the 2005 Plan. While we expect that the plan administrator will make awards from time to time under the 2005 Plan, it has no current plans, proposals or arrangements to make any specific grants under the 2005 Plan.

Shares Subject to the 2005 Plan

The stock subject to options and awards under the 2005 Plan is authorized but unissued shares of our common stock or shares of treasury common stock. Any shares subject to an option that for any reason expires or is terminated unexercised as to such shares and any restricted stock that is forfeited and repurchased by us at not more than its exercise price as a result of the exercise of a repurchase option may again be the subject of an option or award under the 2005 Plan. The number of shares of common stock that may be issued under the 2005 Plan may not exceed 5,000,000 shares, subject to adjustment, as described below. On August 5, 2005, the closing sale price of our common stock was $5.20 per share.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2005 Plan provides that no participant may receive, over the term of the 2005 Plan, awards for more than an aggregate of 1,000,000 shares of common stock with respect to which awards may be granted under the 2005 Plan. Stockholder approval of this proposal will constitute stockholder approval of this limitation for Section 162(m) purposes.

Eligibility

Nonstatutory stock options, or NSO’s, stock purchase rights and other stock-based awards (other than incentive stock options) may be granted to employees and directors. Incentive stock options, ISO’s, may be granted only to employees. Each option will be designated in the stock option agreement as either ISO or an NSO. As of August 5, 2005, we estimate that approximately 195 employees, as well as our eight non-employee directors, were eligible to participate in the 2005 Plan. Notwithstanding the terms of any award under the 2005 Plan, in the event of certain misconduct by a participant, all awards to that participant will be terminated and all shares acquired by the participant under the 2005 Plan will be subject to repurchase by us at any time within 180 days after we have knowledge of such misconduct.

Terms and Conditions of Options

Exercise Price.    The exercise price for shares issued upon exercise of options will be determined by the 2005 Plan administrator. The exercise price of ISO’s may not be less than 100% of the fair market value on the date the option is granted. The exercise price of ISO’s granted to a 10% or greater stockholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration.    The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2005 Plan permits payment to be made by cash, check, promissory note of the participant, wire transfer, other shares of our common stock (with some restrictions), consideration received by us under a cashless exercise program implemented by us in connection with the 2005 Plan, or any combination of the foregoing.

Term of Options.    The term of an option may be no more than ten years from the date of grant, except that the term of an option granted to a 10% or greater stockholder may not exceed five years from the date of grant.

Termination of Employment.    No option may be exercised more than three months following termination other than by reason of the participant’s death or disability, or such other period as set forth in the option agreement. If, on the date of termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the 2005 Plan.

Death or Disability.    An option is exercisable for 12 months following death of the participant or termination for a disability or such other period as set forth in the option agreement. If, on the date of death or termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the 2005 Plan.

Other Provisions.    The stock option agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the 2005 Plan, as may be determined by the 2005 Plan administrator.

Terms and Conditions of Stock Purchase Rights

Rights to Purchase.    Stock purchase rights may be issued either alone, in addition to, or in tandem with, other awards granted under the 2005 Plan and/or cash awards made outside of the 2005 Plan. The offer to purchase stock under the 2005 Plan will be accepted by execution by the participant of a stock purchase agreement.

Right of Repurchase.    Unless the 2005 Plan administrator determines otherwise, the stock purchase agreement will grant us the right to repurchase the stock sold upon the termination of the participant’s service to us or upon the failure to satisfy any performance objectives or other conditions specified in the stock purchase agreement. The repurchase price will be the purchase price paid by the participant or such other price as set forth in the stock purchase agreement. The repurchase right will lapse upon such conditions or at such rate as the 2005 Plan administrator may determine and set forth in the stock purchase agreement.

Other Stock-Based Awards

The 2005 Plan administrator will have the right to grant other awards based upon our common stock, having such terms and conditions as the 2005 Plan administrator may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock, the grant of stock appreciation rights and the grant of dividend equivalent rights.

Adjustments

Changes in Capitalization.    In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend, (1) the number and class of securities available under the 2005 Plan, (2) the per-participant limit, (3) the number and class of securities and exercise price per share subject to each outstanding award, (4) the price per share at which outstanding restricted shares may be repurchased, and (5) the terms of each other outstanding award shall be appropriately adjusted (or substituted awards may be made, if applicable) to the extent that the administrator of the 2005 Plan shall determine, in good faith, necessary and appropriate.

Dissolution or Liquidation.    The 2005 Plan administrator in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to any dissolution or liquidation of the Company. To the extent not previously exercised, an award will terminate immediately prior to the consummation of any proposed dissolution or liquidation.

Sale of the Company.    Except as otherwise provided in any stock option agreement or stock purchase agreement or other document evidencing such rights, in the event a third party acquires a majority of the voting power of the Company, whether through the sale of substantially all of our assets, the sale of our voting securities or a merger or consolidation, the 2005 Plan administrator, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards, or cancel awards for a cash payment to the participant.

Limits on Transferability

An incentive stock option granted under the 2005 Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or by the laws of descent and distribution following the participant’s death. Nonstatutory stock options, stock purchase rights or shares granted under the 2005 Plan may be assigned during a participant’s lifetime to members of the participant’s family or to a trust established for such family members or the participant’s former spouse pursuant to the participant’s estate plan or pursuant to a domestic relations order.

Amendment and Termination

Our Board may at any time amend, alter, suspend or terminate the 2005 Plan. The Board will obtain stockholder approval of any 2005 Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 2005 Plan shall impair the rights of any participant, unless mutually agreed in writing.

Federal Income Tax Consequences

Incentive Stock Options — A participant who receives an ISO will recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income.

If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the options, gain will be taxable to the participant upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. We will not be entitled to a tax deduction arising from the exercise of an ISO if the employee qualifies for such long-term capital gain treatment.

Nonstatutory Stock Options — A participant will not recognize taxable income for federal income tax purposes at the time an NSO is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon exercise of the NSO. The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares.

The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of an NSO in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

As of August 15, 2005, no stock options or other awards had been granted, and no shares of Common Stock had been issued, under the 2005 Plan. Further, the Company has not committed or designated any shares of Common Stock for grants under the 2005 Plan.

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the 2005 Plan.

The Board of Directors recommends that you vote FOR the approval of the Viisage Technology, Inc. 2005 Long-Term Incentive Plan, and proxies solicited by the Board will be voted in favor of the 2005 Plan unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3 — RATIFICATION OF SELECTION

OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the accounting firm of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent public accountants for the year ending December 31, 2005.

Shareholder ratification of the selection of BDO Seidman is not required by the Company’s By-laws or otherwise. The Board of Directors, however, is submitting the selection of BDO Seidman to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

BDO Seidman representatives are expected to be present at the Meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

During the fiscal years ended December 31, 2003 and December 31, 2004, fees for services provided by BDO Seidman were as follows:

Audit Fees

	Year Ended December 31,
	2003	2004
Audit Fees	$178,500	$809,875
Audit-Related Fees	$321,445	—
Tax Fees	$12,000	$22,500
All Other Fees	—	—

Total	$511,945	$832,375

“Audit Fees” consisted of fees billed for professional services rendered by BDO Seidman for the audit of Viisage’s annual financial statements for the years ended December 31, 2003 and 2004, and the reviews of Viisage’s financial statements included in the Company’s quarterly reports on Form 10-Q during the years ended December 31, 2003 and 2004, and other services normally provided in connection with statutory and regulatory filings. “Audit-Related Fees” consisted of fees billed for due diligence procedures in connection with acquisitions and consultation regarding financial accounting and reporting matters. “Tax Fees” consisted of fees billed for tax payment planning and tax preparation services. The Audit Committee must pre-approve all audit and permitted non-audit services for which our independent auditors may be engaged. All audit and non-audit services provided by BDO Seidman in 2003 and 2004 were approved in advance by the Audit Committee, and no fees were paid in 2003 or 2004 under a de minimis exception that waives pre-approval for certain non-audit services.

The Audit Committee has determined that BDO Seidman’s provision of services other than for its audit and reviews of Viisage’s financial statements is compatible with maintaining the independence of BDO Seidman.

The Board recommends a vote “FOR” the ratification of BDO Seidman as the Company’s independent public accountants for the year ending December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our outstanding Common Stock as of August 15, 2005 by:

•	each person known to the Company to be the beneficial owner of 5% or more of the Company’s Common Stock;

•	each director and director nominee;

•	each executive officer of Viisage for whom information is given in the Summary Compensation Table in this annual report; and

•	all directors and executive officers of the Company as a group.

The percentage of the Company’s Common Stock beneficially owned in the following table is based on 48,126,672 shares of Common Stock outstanding on August 15, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are exercisable as August 15, 2005 or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated in the footnotes to this table, the address of each beneficial owner is c/o of Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent
Beneficial Owners of 5% or more
Joanna T. Lau(2)	5,673,850	11.8%
Lau Technologies	5,490,454	11.4%
Bahram Akradi(3)	2,982,000	6.2%
Directors, Nominees and Executive Officers
Denis K. Berube(4)	5,673,850	11.8%
B.G. Beck(5)	5,744,202	11.9%
Harriet Mouchly-Weiss(6)	127,190	*
Charles E. Levine(7)	145,510	*
Peter Nessen(8)	104,156	*
Paul T. Principato(9)	125,602	*
Thomas J. Reilly(10)	124,402	*
Bernard C. Bailey(11)	375,000	*
Robert Gelbard	20,481	*
Marcel Yon(12)	149,168	*
Iftikhar Ahmad(13)	174,152	*
James P. Ebzery(14)	133,332	*
William K. Aulet(15)	133,332	*
John J. Dillon(16)	—	*
All directors, nominees and executive officers as a group (15 persons)(17)	13,115,641	26.5%

*	Indicates holdings of less than one percent of the 48,126,672 shares issued and outstanding as of August 15, 2005.
(1)	Unless otherwise noted, and subject to applicable community property laws, each person identified possesses sole voting and investment power over the shares beneficially owned by such person.

(2)	The address of Ms. Lau and Lau Technologies is c/o Lau Technologies, 30 Monument Square, Suite 220, Concord, Massachusetts 01742. Includes 5,490,454 shares held by Lau Technologies. Ms. Lau and Denis K. Berube, the spouse of Ms. Lau, own approximately 56% of the outstanding capital stock of Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 60,000 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options, and 122,396 shares owned by Mr. Berube directly. Ms. Lau disclaims beneficial ownership of the 60,000 shares issuable to Mr. Berube and the 122,396 shares owned by Mr. Berube.
(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on April 27, 2005. The address of Mr. Akradi is 6442 City West Parkway, Eden Prairie, MN 55344.
(4)	Includes 5,490,454 shares held by Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 60,000 shares issuable to Mr. Berube pursuant to stock options, and 122,396 shares owned by Mr. Berube directly. Mr. Berube disclaims beneficial ownership of the 5,490,454 shares held by Lau Technologies and the 1,000 shares held by Ms. Lau.
(5)	Includes 500,000 shares held in a charitable trust of which Mr. Beck and his wife are the trustees. Also includes 20,000 shares issuable pursuant to stock options.
(6)	Includes 74,167 shares issuable pursuant to stock options.
(7)	Includes 89,136 shares issuable pursuant to stock options.
(8)	Includes 65,000 shares issuable pursuant to stock options.
(9)	Includes 82,167 shares issuable pursuant to stock options.
(10)	Includes 100,496 shares issuable pursuant to stock options.
(11)	Consists of 375,000 shares issuable pursuant to stock options.
(12)	The address of Mr. Yon is Am Ruhrstein 33, 45133 Essen, Germany. Consists of 149,168 shares held by Odeon Venture Capital AG, of which Mr. Yon is the Chief Executive Officer.
(13)	Includes 167,429 shares issuable pursuant to stock options.
(14)	Consists of 133,332 shares issuable pursuant to stock options.
(15)	Consists of 133,332 shares issuable pursuant to stock options.
(16)	Mr. Dillon left the Company in June 2004.
(17)	Consists of 1,369,308 shares issuable pursuant to stock options exercisable within 60 days of August 15, 2005 and 11,746,333 shares owned directly by the executive officers and directors as a group and deemed to be beneficially owned by the directors and executive officers as a group.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth summary information concerning the compensation awarded to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004. The individuals listed below are referred to in this proxy statement as our “named executive officers”.

Name and Principal Position	Year Ended 12/31	Annual Compensation				Securities Underlying Options(2)	All Other Compensation(3)
		Salary		Bonus(1)
Bernard C. Bailey, President and Chief Executive Officer(4)	2004 2003 2002	$ $ $	326,192 300,000 101,538	$ $ $	235,000 135,000 135,000	— — 720,000	$ $ $	16,634 17,721 1,350

Iftikhar Ahmad, Senior Vice President of General Manager, Secure Credentials	2004 2003 2002	$ $ $	185,394 175,000 172,885	$ $ $	40,000 25,000 32,000	20,000 — 60,000	$ $ $	350 2,625 3,073

William K. Aulet, Senior Vice President and Chief Financial Officer(5)	2004 2003 2002	$ $	189,058 151,442 —	$ $	100,000 20,000 —	— 200,000 —	$ $	365 4,543 —

James P. Ebzery, Senior Vice President, Sales and Services(6)	2004 2003 2002	$ $ $	228,154 215,000 25,635	$ $	60,000 60,000 —	— — 200,000	$ $	432 6,332 —

John J. Dillon, Senior Vice President, Government Solutions(7)	2004 2003 2002	$ $	100,000 161,539 —	$ $	67,000 67,000 —	— 200,000 —		$100,192 — —

(1)	The Company currently maintains an Executive Incentive Compensation Plan for its executive officers and other key employees of the Company to motivate members of the Company’s executive team. Each participant in the Executive Incentive Compensation Plan may receive a percentage of his or her base salary based upon the Company’s and each participant’s individual performance, as determined by success in meeting established goals approved by the Chief Executive Officer, for individual goals, or the Board of Directors, for Company goals. The Compensation Committee administers the plan.
(2)	Options were granted under the 1996 Management Stock Option Plan.
(3)	Amounts include 2003 401(k) plan Company matches of $6,000 for Mr. Bailey, $2,625 for Mr. Ahmad, $4,543 for Mr. Aulet, and $5,572 for Mr. Ebzery. The plan permits pre-tax contributions by participants of up to 15% of base compensation or the statutory limit. The Company may make discretionary contributions to the plan, subject to certain limits. Participants are fully vested in their contributions and vest 20% per year in employer contributions. There was no Company match in 2004. Amounts also include the dollar value of premiums paid by the Company on behalf of the individual for term life insurance under the Company’s life insurance and accidental death and dismemberment plan in 2004. In connection with the termination of his employment with the Company, Mr. Dillon was paid $100,000 in severance payments in 2004.
(4)	Mr. Bailey was hired in 2002.
(5)	Mr. Aulet was hired in 2003. On August 2, 2005, the Company announced that Mr. Aulet would be resigning as Chief Financial Officer, and that Bradley T. Miller would be joining the Company as its new Chief Financial Officer, effective September 6, 2005.
(6)	Mr. Ebzery was hired in 2002.
(7)	Mr. Dillon was hired in 2003 and left the Company in June 2004.

Stock Options Granted During 2004

The following table sets forth information concerning individual grants of stock options made during 2004 to the Company’s named executive officers.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Year	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Iftikhar Ahmad	20,000	2.0%	$7.06	11/10/14	$79,673	$197,291

(1)	Options were granted under the Management Plan. Total of options granted does not include shares purchased pursuant to the Employee Stock Purchase Plan. All options listed vest in equal installments on the first, second, third and fourth anniversaries of the grant date.
(2)	In accordance with SEC rules, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:
•	The fair market value on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and
•	The option is exercised and sold on the last day of its term for the appreciated stock price.

These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information concerning option exercises during 2004 and outstanding stock options held at the end of 2004 by the Company’s named executive officers.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at 12/31/04 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/04 Exercisable/ Unexercisable(2)
Bernard C. Bailey	—	—	250,000/470,000	$1,415,000/$2,660,200
William K. Aulet	—	—	66,666/133,334	$310,664/$621,336
James P. Ebzery	—	—	133,332/66,668	$662,660/$331,340
Iftikhar Ahmad	—	—	147,429/64,873	$487,046/$261,090
John J. Dillon	75,000	$228,796	— / —	— / —

(1)	Based on the difference between the exercise price of the option and the sales prices of the underlying shares of the Company’s Common Stock on the date of exercise.
(2)	Based on the difference between the exercise price of the option and $9.01 which was the closing price of the Company’s Common Stock on December 31, 2004 on the Nasdaq National Market.

Employment Agreements

In June 2002, the Company entered into a letter agreement with Bernard C. Bailey pursuant to which the Company offered Mr. Bailey the position of Chief Executive Officer of the Company, with Mr. Bailey’s employment to commence on or before September 3, 2002. The agreement provides that the Company will pay Mr. Bailey an annual salary of $300,000 and a signing bonus of $85,000. Mr. Bailey is also eligible to receive a performance-based cash bonus. Additionally, the agreement provides that the Company will pay Mr. Bailey severance equal to twelve months’ salary if the Company terminates his employment without cause, provided that the severance payments would be reduced or eliminated if Mr. Bailey begins employment elsewhere during the twelve month severance period. Pursuant to the agreement, during the time of his employment with the Company and for a period of two years after his employment, Mr. Bailey cannot engage in any business that competes with the Company’s business, and he cannot solicit any of the Company’s employees. In addition, Mr. Bailey is required to maintain the confidentiality of the Company’s business information.

On August 14, 2002, Mr. Bailey was issued an option to purchase 720,000 shares of Common Stock with an exercise price of $3.35 per share, of which 125,000 options vest and become exercisable on January 1, 2003, 2004 and 2005 and the balance vest as the market capitalization of the Company reaches amounts between $400 million and $1 billion, provided he is employed by the Company on the vesting date. The vesting of Mr. Bailey’s options will be accelerated if there is a change in control of the Company and the options fully vest if he is employed by the Company on May 14, 2012.

In October 2002, the Company entered into a letter agreement with James Ebzery pursuant to which the Company offered Mr. Ebzery the position of Senior Vice President, Sales and Marketing. In December 2002, the Company entered into a similar letter agreement with William Aulet, pursuant to which the Company offered Mr. Aulet the position of Senior Vice President and Chief Financial Officer. The agreements provide that the Company will pay Mr. Ebzery and Mr. Aulet annual base salaries of $215,000 and $175,000, respectively, subject to annual review by the Compensation Committee, and that each is eligible to receive a performance-based cash bonus.

In addition, during the employment of each of Mr. Ebzery and Mr. Aulet with the Company and for a period of two years after the termination of the executive’s employment, each of the executives is restricted from engaging in any business that competes with the Company’s business and from soliciting any employees of the Company. The executives also have agreed to maintain the confidentiality of the Company’s business information.

The agreements further provide that Mr. Ebzery and Mr. Aulet will each receive an option under the Management Plan to purchase 200,000 shares of Common Stock with exercise prices of $4.04 and $4.35, respectively. The options granted to Mr. Aulet and Mr. Ebzery vest in equal annual installments over three years, provided that in each case vesting will be accelerated if there is a change in control of the Company. Additionally, the agreements provide that the Company will pay each of Mr. Ebzery and Mr. Aulet severance equal to six months’ salary if:

•	the Company terminates the executive’s employment other than for cause; or

•	the executive resigns from the Company under circumstances in which the Company has failed to continue his employment in a position of Senior Vice President in the case of Mr. Ebzery, or in a position of Vice President in the case of Mr. Aulet, has reduced the executive’s compensation in bad faith or has changed the executive’s job location by more than 50 miles.

The Company has entered into agreements with Iftikhar Ahmad, Senior Vice President, Worldwide Services, and Mohamed Lazzouni, Senior Vice President and Chief Technology Officer, under which the Company will pay each of Mr. Ahmad and Mr. Lazzouni severance equal to six months’ salary if:

•	the Company terminates the executive’s employment other than for cause; or

•	the executive resigns from the Company under circumstances in which the Company has failed to continue his employment in a position of Senior Vice President, has reduced the executive’s compensation in bad faith or has changed the executive’s job location by more than 50 miles.

The Company had previously entered into a letter agreement with John J. Dillon, pursuant to which the Company offered Mr. Dillon the position of Senior Vice President, Government Solutions. Mr. Dillon’s employment with the Company was terminated in June 2004 and he received $100,000 in severance payments which was equal to six months’ salary under the terms of the letter agreement.

Board Compensation Committee Report on Executive Compensation.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for establishing and managing compensation policies for the Company’s executive officers and for making decisions about awards under certain of the Company’s stock-based compensation plans in satisfaction of Exchange Act Rule 16b-3. Each Committee member is an outside director within the meaning of Rule 16(b) of the Exchange Act and section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This report outlines the Company’s compensation policies for the Chief Executive Officer and executive officers other than the Chief Executive Officer (collectively, the “executive officers”).

The Committee’s compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to the Company’s success with respect to shareholder value creation and to ensure the Company’s ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, short-term incentive opportunities, and stock options. In making its decisions, the Committee uses the services of an outside compensation consultant as needed.

Base Salary

In determining the base salary of the executive officers, the Committee considers a range of factors it believes to be relevant, including the Company’s pay levels relative to competitive norms. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer companies and national compensation surveys of technology companies of similar size and complexity. The Committee also considers the Company’s achievements over the past year, the individual’s contributions to the Company’s success, the roles and responsibilities of each executive and the internal equity of pay relationships.

Short-Term Incentive Plan

The Committee manages an Executive Incentive Compensation Plan, described in the section titled “Executive Compensation” above. All executive officers are eligible to participate in this plan. Under this plan, in 2004 individual compensation awards were linked to the achievement of predetermined corporate financial goals such as revenue and operating results, as well as individual objectives.

Stock Options

Options granted in 2004 to executive officers under the 1996 Management Stock Option Plan have an exercise price equal to the fair market value of the stock on the date of the grant, implying that no compensation can be earned under this element unless shareholder value is created. Vesting requirements are linked to an extended service requirement. In determining the magnitude of the awards, the Committee considers competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this option plan.

Chief Executive Officer

The compensation of the Chief Executive Officer was determined in the same manner as that of other executive officers. The Chief Executive Officer’s cash bonus level was based 50% on the achievement of the corporate financial goals referred to above and 50% on a subjective assessment of his overall performance for the year.

Deductibility of Compensation under Section 162(m)

The Committee does not expect cash compensation for any executive officer to exceed $1 million in 2005. Accordingly, the Committee does not have a policy to ensure deductibility of such compensation under Section

162(m) of the Code. The 1996 Management Stock Option Plan contains an individual grant limit for purposes of ensuring deductibility of stock option compensation under Section 162(m).

Compensation for 2004 generally reflects levels required to retain executives. An independent consultant was engaged to review executive compensation and the Committee used the results of that review in making its decisions on executive compensation. Following its annual review of compensation after the close of 2003, the Committee made adjustments in executive officers’ salaries to reflect competitive norms.

All material recommendations of the Compensation Committee during 2004 were approved by the Board of Directors.

COMPENSATION COMMITTEE

Thomas J. Reilly, Chairman

B.G. Beck

Harriet Mouchly-Weiss

Peter Nessen

Board Audit Committee Report

The Company’s Audit Committee has the responsibilities and powers set forth in its written charter which include overseeing the Company’s accounting, financial reporting, data processing, regulatory, and internal control environments. The Audit Committee also selects and engages the Company’s independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•	select and engage the Company’s independent accountants;

•	serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems;

•	review and approve the scope of the annual audit and non-audit services to be performed by the independent accountants and the independent accountants’ audit and non-audit fees;

•	review and appraise the audit efforts of the Company’s independent accountants;

•	evaluate the Company’s financial reporting and compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies;

•	recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee has:

•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company’s management and the independent accountants, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), with the independent accountants; and

•	met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee also has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (entitled “Independence Discussions with Audit Committees”), has discussed the independence of the independent accountants and considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independence, and has satisfied itself as to the independence of the independent accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, subject to stockholder approval, the selection of BDO Seidman as our independent accountants for the fiscal year ending December 31, 2005.

AUDIT COMMITTEE

Peter Nessen, Chairman

Thomas J. Reilly

Charles E. Levine

STOCK PERFORMANCE GRAPH

Stock Performance Graph

The following performance graph assumes an investment of $100 on December 31, 1999 and compares the change to December 31, 2004 in the market price of the Company’s Common Stock with two broad market indices, the NASDAQ Composite and the Russell 2000. The Company paid no dividends during the periods shown. The performance of the Russell 2000 index is shown with no dividends. The performance of the NASDAQ Composite index is shown on a total return, dividend reinvestment basis. The graph lines represent the investment values on the dates indicated and do not reflect fluctuations between those dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to its incorporation in Delaware on May 23, 1996 and its November 1996 initial public offering, the Company operated as the Viisage Technology Division of Lau. On November 6, 1996, Lau transferred substantially all of the assets and liabilities of its Viisage Technology Division to Viisage in exchange for shares of Viisage Common Stock. As of August 15, 2005, Lau directly owned approximately 11.4% of the issued and outstanding Viisage Common Stock.

On January 10, 2002, Viisage acquired the assets of Lau Security Systems, a division of Lau, including all of its intellectual property, contracts and distribution channels. As a result of this transaction, certain obligations on the part of Viisage to license intellectual property to Lau were terminated. The Company assumed certain liabilities related to the acquired business and will pay Lau a royalty of 3.1% of facial recognition revenues until June 30, 2014, up to a maximum of $27.5 million. In 2004, the Company paid approximately $101,000 to Lau pursuant to this requirement.

On January 23, 2004, Viisage acquired all of the outstanding share capital of ZN Vision Technologies AG (“ZN”). On June 4, 2004, the Board of Directors appointed Marcel Yon to the Board. Mr. Yon is the former Chief Executive Officer of ZN and a former shareholder of ZN and, in connection with the ZN acquisition, was issued 949,325 shares of Viisage common stock in exchange for his shares of ZN.

On February 14, 2004, Viisage acquired all of the outstanding capital stock of Trans Digital Technologies Corporation (“TDT”). Upon the closing of this transaction, Mr. B.G. Beck, the former President and Chief Executive Officer of TDT, became the beneficial owner of more than 5% of the Company’s outstanding common stock and was appointed to our Board of Directors. In connection with the acquisition, Viisage issued a promissory note payable to Mr. Beck in the principal amount of $15,300,000, which note was repaid in full in 2004.

Consulting Agreements

In connection with the purchase of the business of Lau Security Systems, the Company entered into consulting agreements with Denis K. Berube, Executive Vice President and Chief Operating Officer of Lau and Chairman of the Board of the Company, and Joanna Lau, President and Chief Executive Officer of Lau and the beneficial owner of more than 5% of the Company’s outstanding stock. Under the consulting agreements, each of Mr. Berube and Ms. Lau will receive annual compensation of $125,000. Each agreement terminates at the earlier of January 10, 2012 or the commencement of the consultant’s full-time employment elsewhere.

In connection with the acquisition of TDT, Viisage entered into a consulting agreement with B.G. Beck, the former President and Chief Executive Officer of TDT. Immediately upon the completion of the acquisition, Mr. Beck was appointed to our Board of Directors. Mr. Beck is the beneficial owner of more than 5% of the Company’s outstanding stock. Under the consulting agreement, Mr. Beck receives annual compensation of $300,000. The consulting agreement terminates on February 14, 2006.

In connection with the acquisition of ZN, Viisage entered into a consulting agreement with Yon AG of which Marcel Yon, the former Chief Executive Officer of ZN, is the Chief Executive Officer and sole shareholder. On June 4, 2004, Mr. Yon was appointed to our Board of Directors. Under the consulting agreement, Mr. Yon received compensation of $126,000 in 2004. The consulting agreement was terminated as of December 31, 2004. The Company also leases certain office space in Bochum, Germany that is owned by Zentrum für Neuroinformatik GmbH, of which Mr. Yon is the Chief Executive Officer and beneficially owns, directly and indirectly, approximately 38% of its outstanding share capital. The Company believes the terms of the lease agreement are consistent with market rates. The lease agreement may be terminated at any time with six months notice.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq National Market (“Nasdaq”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. The Company believes that all Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during 2004, with the following exceptions. A late Form 4 was filed by Charles E. Levine on February 19, 2004 to report a sale of Viisage common stock under a 10b5-1 plan on January 15, 2004. Late Form 4’s were filed by Denis K. Berube, Charles E. Levine, Harriet Mouchly-Weiss, Peter Nessen, Thomas Reilly and Paul T. Principato on April 5, 2004 to report the issuance of shares of Viisage common stock and options to purchase common stock on February 23, 2004 as part of their compensation as a member of Viisage’s Board of Directors. A late Form 4 was filed by B.G. Beck on May 25, 2004 to report the issuance of shares of Viisage common stock and options to purchase common stock on February 23, 2004 as part of Mr. Beck’s compensation as a member of Viisage’s Board of Directors. Late Form 4’s were filed by Messrs. Beck and Berube on August 25, 2004 to report sales of Viisage common stock on August 10, 2004.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of shareholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2006 Annual Meeting of Shareholders, such proposals must be received by the Company for inclusion in the Company’s Proxy Statement and proxy card relating to that meeting at a reasonable time prior to the date on which the Company mails its proxy materials.

Pursuant to Rule 14a-4(c) of the Exchange Act, if a shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders does not notify the Company of such proposal at a reasonable time prior to the date on which the Company mails its proxy materials, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2006 Proxy Statement.

SOLICITATION EXPENSES

The Company will bear the cost of this solicitation. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains EquiServe Trust Company N.A. as its transfer agent, which assists in the distribution of proxies.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Board Compensation Committee Report on Executive Compensation,” “Board Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing. In addition, such sections of this Proxy Statement shall not be deemed to be “soliciting material.”

OTHER DOCUMENTS

Upon written request by anyone who is a shareholder as of the record date, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K. Such written request should be sent to the attention of the Controller, Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821. The Annual Report does not constitute any part of this Proxy Statement.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the 2005 Special Meeting in Lieu of Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

APPENDIX A

VIISAGE TECHNOLOGY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF VIISAGE TECHNOLOGY, INC.

A.    Organization

One committee of the board of directors (the “Board”) of Viisage Technology, Inc. (the “Company”) will be known as the Audit Committee (the “Committee”). The membership of the Committee shall consist of not fewer than three independent directors, as such term is defined by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (“Commission”) and the applicable Nasdaq rules. No member shall be an affiliate of the Company (as defined by the Commission) other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board. No member shall receive any compensation from the Company, other than for service as a director and as a member of committees of the Board. Each Committee member must also meet the financial literacy requirements for serving on audit committees, and at least one member must be an “audit committee financial expert,” as defined by the Commission and must have accounting or related financial management expertise, as set forth in the applicable Nasdaq rules.

One member of the Committee shall serve as Chair, who shall be responsible for leadership of the Committee, including scheduling meetings when necessary, presiding over meetings, preparing agendas, and making regular reports to the Board. The Chair will also serve as a liaison between the Committee, the Company’s management, internal auditors, if any, and independent accountants.

B.    Function

The primary function of the Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. This will include but is not limited to, oversight of the integrity of the Company’s financial statements, the Company’s systems of internal controls and disclosure controls and procedures, the Company’s compliance with applicable law and ethics programs, and the annual independent audit of the Company’s financial statements. The Committee shall be directly responsible for the appointment, oversight and compensation of the Company’s independent auditor, subject to shareholder ratification, and for oversight of the Company’s internal audit function, if any. The Committee may also have such other duties as may from time to time be assigned it by the Board.

C.    General responsibilities

1.	The Committee shall provide and maintain open avenues of communication among the Company’s management, employees, the independent accountant and the Board. The Committee shall receive and treat all complaints received by the Company regarding accounting, internal accounting controls and auditing matters and employee concerns regarding questionable accounting or auditing matters, including without limitation complaints and concerns raised under the Company’s “whistleblower policy” adopted pursuant to Section 10A(m)(4) of the Securities Exchange Act of 1934.

2.	The Committee must report Committee actions to the full Board and may make appropriate recommendations.

3.	The Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee shall have the authority and budget to retain independent counsel, accountants or others it needs to assist in carrying out its responsibilities.

4.	The Committee will meet at least four times each year, and may meet more frequently if circumstances dictate. The Committee will meet as necessary with members of management or others to receive all pertinent information from management.

5.	A Committee member should not vote on any matter in which he is not independent.

6.	The Committee will do whatever else the law, the Company’s charter or bylaws or the Board require.

D.    Responsibilities for engaging independent accountants and appointing financial management

1.	The Committee will select, retain, oversee and terminate, if necessary, the independent public accountants for Company audits. The Committee will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.	The Committee will confirm and assure the independence of the independent accountant. The Committee will obtain annually from the independent accountants a formal written statement describing all relationships between the auditors and the Company, consistent with the Independence Standards Board Standard Number 1. The Committee shall discuss with the independent accountants any relationships that may affect their objectivity and independence, and the Committee may take, or recommend that the Board take, appropriate actions to oversee itself as to the auditors’ independence. The Committee will also consider whether the provision of any services by the independent accountants not related to the audit of the annual financial statements and the review of the interim financial statements is compatible with maintaining the auditor’s independence. No non-audit services shall be provided by the independent accountants unless the provision of such services is approved in advance by the Committee (or by the Committee Chair), as required by the Sarbanes-Oxley Act of 2002, and complete and adequate disclosure of the services and the approval is made.

3.	The Committee shall evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the public accountant and taking into account the opinions of management and the Company’s internal auditors.

4.	The Committee shall consider whether hiring employees or former employees of the independent accountants is consistent with maintaining the auditor’s independence.

5.	The Committee will consider, in consultation with the independent accountant and the CFO, controller or internal auditor of the Company, if any, the audit scope and procedural plans made by the independent accountant.

6.	The Committee will meet with management and the primary independent auditor to consider possible needs to engage additional auditors. The Committee will decide whether to engage an additional firm and, if so, which one.

7.	The Committee will make sure that the CFO, controller or internal auditor, if any, and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, to reduce redundancy and to allocate the audit resources effectively.

8.	The Committee will review, and have veto power over, the appointment, replacement, reassignment or dismissal of the financial management of the Company, including any CFO, controller and/or internal auditor, as applicable.

E.	Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

1.	The Committee will ascertain that the independent accountant views the Board and the Committee as its client, that it will be available to meet with the Committee at least annually, and that it will provide the Committee with a timely analysis of significant financial reporting issues.

2.	The Committee will ask management and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them, including the Company’s risk assessment and risk management policies.

3.	The Committee will review the following with the independent accountant and the CFO, controller or internal auditor, as applicable:

4.	The adequacy of the Company’s internal control procedures and practices for accomplishing proper financial management including computerized information system controls, security, budgets, results, responsibilities, plans and staffing, and the Company’s internal control procedures and practices for safeguarding assets and complying with the Company’s policies and ethical practices.

5.	As required by Section 302 of the Sarbanes-Oxley Act of 2002, review and discuss with management, the outside auditor and the internal auditor, if any, the Company’s disclosure controls and procedures, any deficiencies in such disclosure controls and procedures and any fraud.

6.	Any significant findings and recommendations made by the independent accountant, together with management’s responses to them.

7.	Any significant changes in the Company’s accounting principles or financial reporting practices.

8.	Shortly after the annual audit is completed, the Committee will review the following with management and the independent accountant:

a)	The Company’s annual financial statements and related footnotes.

b)	The independent accountant’s audit of and report on the financial statements. The Committee’s discussions with management and the independent accountants shall include matters required to be discussed under Statement of Auditing Standards (“SAS”) No. 61.

c)	The auditor’s qualitative judgments about the appropriateness, as well as the acceptability, of accounting principles and financial disclosures, including the aggressive (or conservative) nature of the accounting principles and underlying estimates.

d)	Any difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of activities or access to required information. The Committee shall review any management letter provided by the auditor and the Company’s response to that letter.

e)	Compliance with applicable regulatory and financial reporting requirements.

f)	All other matters about the audit procedures or findings that GAAP requires the auditors to discuss with the Committee.

g)	Based upon the Committee’s review of the audited financial statements, the Committee shall make recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

9.	The Committee will review annual filings with the SEC and other published documents containing the Company’s financial statements, and will consider whether the information in the filings is consistent with the information in the financial statements.

10.	The Committee will review and discuss with the CFO, controller or internal auditor and the independent accountants the information contained in the interim financial reports to be filed with the Commission, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations” and critical accounting policies and the matters required to the discussed by SAS No. 61, before those interim reports are released to the public or filed with the SEC or other regulators.

11.	The Committee will review and discuss with management and the independent accountants the earnings announcements and earnings guidance provided to analysts and rating agencies (generally or on a case-by-case basis) prior to their release.

12.	The Committee will prepare a report as required by the rules of the Commission for inclusion in the Company’s annual proxy statement that describes the Committee’s composition and responsibilities, and how the responsibilities were fulfilled.

13.	At least annually, obtain and review a report by the outside auditor describing: the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and all relationships between the independent auditor and the company.

F.    Periodic responsibilities

1.	Review the Committee’s charter annually and recommend any proposed changes to the Board for approval.

2.	Review and approve any material transaction between the Company and any director or executive officer of the Company (or any person or entity controlled by or controlling such director or officer, or in which such director or officer has a direct or indirect material financial interest). Prior to approval, the Committee shall consider whether such transaction would be in the best interests of the Company. If approved, the Committee should review the public disclosure of such transaction prior to such disclosure.

3.	Review policies and procedures governing officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

4.	Review matters that the Committee determines may have a material effect on the organization’s financial statements, compliance policies and programs, and reports with regulators.

5.	Meet at least quarterly with the independent accountant, management and internal auditor in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

6.	Conduct an annual self-evaluation of the performance of the Committee.

7.	Review policies and procedures relating to the Company’s handling of its legal affairs and compliance with significant applicable legal, ethical and regulatory requirements. This review may include, without limitation, reports from in-house and/or outside legal counsel.

8.	Review the Company’s procedures for (i) receipt, retention and treatment of complaints received by the Company from external sources regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audits or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

APPENDIX B

VIISAGE TECHNOLOGY, INC.

2005 LONG-TERM INCENTIVE PLAN

1.    Purposes of the Plan.    The purposes of this 2005 Long-Term Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Directors to promote the success of the Company’s business. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Options, Stock Purchase Rights, Dividend Equivalent Rights and other stock-based awards may be granted under the Plan.

2.    Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or the Committee responsible for administering the Plan, as applicable, in accordance with Section 5 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock options plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means any Option, Stock Purchase Right, Dividend Equivalent Right or other stock-based award granted pursuant to the Plan.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. References to any particular Code section shall include any successor section.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 5(b) hereof.

(g) “Common Stock” means the Common Stock, $.001 par value per share, of the Company.

(h) “Company” means Viisage Technology, Inc., a Delaware corporation.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

(l) “Employee” means any person, including Officers and Directors, employed by a Related Company (or who has accepted an offer for employment by a Related Company) who is subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. An

Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by a Related Company or (ii) transfers between locations of a Related Company or between the Related Companies, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of leave of absence approved by the Related Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. References to any particular Exchange Act section shall include any successor section.

(n) “Exercise Price” or “Purchase Price” means the per Share price to be paid by a Participant or Purchaser to exercise an Option or Stock Purchase Right.

(o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotations were available), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of Common Stock on the last market trading day prior to the day of determination (or, if there are no quotes on that day, on the last day preceding such date for which quotes were available); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(q) “Nonstatutory Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as a defined in Section 424(e) of the Code.

(v) “Participant” means the holder of an outstanding Award.

(w) “Plan” means this 2005 Long-Term Incentive Plan.

(x) “Purchased Shares” means the shares of Common Stock purchased by a Participant pursuant to his or her exercise of an Award.

(y) “Purchaser” means a Participant exercising an Option or Stock Purchase Right.

(z) “Related Company” means and includes the Company and the Parent and any Subsidiaries of the Company.

(aa) “Restricted Shares” means unvested shares of Common Stock acquired pursuant to the exercise of an Award which are subject to a Right of Repurchase.

(bb) “Right of Repurchase” means the right of the Company to repurchase Restricted Shares issued pursuant to any Award.

(cc) “Sale of the Company” means: (i) a sale of substantially all of the assets of the Company; or (ii) a sale or transfer of voting securities of the Company to an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), in one transaction or a series of related transactions; or (iii) a consolidation or merger of the Company, in each case, as a result of which the beneficial holders of a majority of the voting power of the Company’s voting securities entitled to vote generally in the election of directors (“Voting Power”) prior to such transaction do not, directly or indirectly, beneficially hold a majority of the Voting Power (or of the voting power of the surviving or acquiring entity) after such transaction.

(dd) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ee) “Service” means the Participant’s performance of services for a Related Company in the capacity of an Employee or Director.

(ff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 hereof.

(gg) “Stock Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. A Stock Option Agreement is subject to the terms and conditions of the Plan.

(hh) “Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Purchase Right. A Stock Purchase Agreement is subject to the terms and conditions of the Plan.

(ii) “Stock Purchase Right” means the right of a Participant to purchase Common Stock pursuant to Section 10 hereof.

(jj) “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly, whether now or thereafter existing, as defined in Section 424(f) of the code.

(kk) “10% Stockholder” means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.

3.    Effective Date and Term of Plan.    The Plan shall become effective upon its adoption by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

4.    Stock Subject to the Plan.

(a) Number of Shares.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is 5,000,000 Shares. The Shares may be authorized but unissued shares or treasury shares. If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are forfeited and repurchased by the Company at not more than their Exercise Price, such Shares shall become available for future Awards under the Plan. Shares that are delivered by the Participant or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again by optioned, granted or awarded hereunder, subject to the limitations of this Section 4(a). Notwithstanding the provisions of this Section 4(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

(b) Per-Participant Limit.    Subject to adjustment under Section 13, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.    Administration of the Plan.

(a) Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.    To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.

(c) Delegation to Executive Officers.    To the extent permitted by Applicable Laws, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(d) Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or executive officer, the specific duties delegated by the Board to such Committee or executive officer, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Employees and Directors to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Option may be settled in cash under Section 14(i) instead of Common Stock;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan; and

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

6.    Eligibility.

(a) Nonstatutory Stock Options, Stock Purchase Rights, Dividend Equivalent Rights and other stock-based awards (other than Incentive Stock Options) may be granted to Employees and Directors. Incentive Stock Options may be granted only to Employees.

(b) Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

7.    Term of Option.    The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.

8.    Option Exercise Price and Consideration.

(a) The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that, in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and provided further that, in the case of an Incentive Stock Option granted to any other Employee, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company, (ii) a promissory note of the Participant, (iii) when the Common Stock is registered under the Exchange Act, other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

9.    Exercise of Option.

(a) Procedure for Exercise.    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Stock Option Agreement. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Stock Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Service.    If a Participant terminates Service other than by reason of the Participant’s death or Disability, such Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Service. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Administrator in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant.    If a Participant terminates Service as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination of Service as the result of the Participant’s Disability. If, on the date of termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant.    If a Participant dies while an Employee or Director, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination of Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Unvested Shares.    The Administrator shall have the discretion to grant Options which are exercisable for Restricted Shares. Should the Participant terminate Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Administrator and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares. The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the Stock Option Agreement or other document evidencing such repurchase right.

10.    Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Stock Purchase Agreement in the form determined by the Administrator.

(b) Right of Repurchase.    Unless the Administrator determines otherwise, the Stock Purchase Agreement shall grant the Company a Right of Repurchase exercisable upon the termination of the Purchaser’s Service with the Company for any reason (including death or disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Purchase Agreement. Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Administrator in the Stock Purchase Agreement, for such period as the Administrator shall determine. The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the purchase price paid by the Purchaser or such other price determined by the Administrator and set forth in the Stock Purchase Agreement, and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The Right of Repurchase shall lapse upon such conditions or at such rate as the Administrator may determine and set forth in the Stock Purchase Agreement.

Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank. Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect. If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the Company does not exercise its Right of Repurchase, such Right of Repurchase shall terminate and be of no further force and effect.

The Administrator may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares. Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Purchaser’s termination of Service or the attainment or non-attainment of the applicable conditions.

(c) Other Provisions.    The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

11.    Other Stock-Based Awards.    The Administrator shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

12.    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

13.    Adjustments Upon Changes in Capitalization or Dissolution or Sale of the Company.

(a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Administrator shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Right of Repurchase applicable to any Restricted Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.

(c) Sale of the Company.    Except as otherwise provided in any Stock Option Agreement or Stock Purchase Agreement or other document evidencing such rights, in the event of a Sale of the Company when any unexercised Award or any Restricted Shares remains outstanding, the Administrator may in its discretion apply one or more or any combination of the following provisions:

(i) the Administrator may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option or right or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or

(ii) the Administrator may, subject to the provisions of clauses (iv) and (v) below, after the effective date of the Sale of the Company, permit a holder of an Award immediately prior to such effective date, upon exercise of the Award, to receive in lieu of Shares of Common Stock, shares of stock or other securities or consideration as the holders of Common Stock received pursuant to the terms of the Sale of the Company; or

(iii) the Administrator may waive any discretionary limitations imposed with respect to an Award so that some or all Options or Stock Purchase Rights, from and after a date prior to the effective date of the Sale of the Company as specified by the Administrator, are exercisable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or

(iv) the Administrator may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award in full prior to or contemporaneous with the effective date of such Sale of the Company; or

(v) the Administrator may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of such cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award, to the extent exercisable in accordance with any limitations imposed thereon, prior to or contemporaneous with the effective date of such Sale of the Company.

14.    General Provisions Applicable to Awards.    Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:

(a) Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. The Administrator will give notice of the determination to each Employee and Director to whom an Award is so granted within a reasonable time after the date of such grant.

(b) No Rights to Employment or Other Status.    Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause

(c) Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee, that is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f) Compliance with Section 409A.    To the extent an Award is subject to the requirements of Section 409A of the Code, then the applicable agreement evidencing such Award and the Plan shall be construed and administered in a manner such that the Award complies with Section 409A, and the Committee may revise the agreement evidencing such Award and/or the Plan so that such Award shall be in compliance with Section 409A. Additionally, to the extent any Award is subject to Section 409A, notwithstanding any provision herein to the contrary, the Plan shall not permit the acceleration of, or changes in, the time or schedule of any distribution related to such Award, except to the extent consistent with the requirements of Section 409A.

(g) Rights as a Stockholder.    Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award. The Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 hereof.

(h) Acceleration.    The Administrator may at any time provide that any Awards shall become immediately exercisable in full or in part or that any Restricted Shares shall be free of restrictions or conditions in full or in part or otherwise realizable in full or in part, as the case may be.

(i) Buyout Provisions.    The Administrator may at any time and from time to time offer to buy out for a payment in cash or Shares any Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the holder of such Award at the time such offer is made.

(j) Conditions on Delivery of Shares.    The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.

(k) Amendment of Award.    The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Administrator determines that the action would not materially and adversely affect the Participant.

(l) Withholding Taxes.    Each Participant shall pay to the Company, or make provisions satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(m) Cancellation and Forfeiture for Misconduct.    Notwithstanding the terms of any Award or other provision of the Plan, in the event of any Misconduct by the Participant or Purchaser (whether before or after the termination of Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder and (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company at any time within 180 days after the occurrence of such Misconduct or, if later, 180 days after the Company has knowledge of such Misconduct. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(m) shall be equal to the purchase price originally paid by the Participant or Purchaser for such Shares. The following shall constitute “Misconduct” by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and provisions relating to confidential information and intellectual property rights.

(n) Limits on Transferability of Awards.    An Incentive Stock Option shall be exercisable only by the Participant during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. A Nonstatutory Stock Option, Stock Purchase Right. Dividend Equivalent Right or Shares may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Purchase Right, Dividend Equivalent Right or Shares pursuant to the assignment. The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Purchase Right, Dividend Equivalent Right or Shares immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.

(o) Documentation.    Each Award shall be evidenced by a written instrument in such form as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(p) Administrator Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

15.    Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.    Reservation of Shares.    The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

18.    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

DETACH HERE

PROXY

VIISAGE TECHNOLOGY, INC.

296 Concord Road, Third Floor,

Billerica, Massachusetts

Proxy Solicited by the Board of Directors

of Viisage Technology, Inc.

for the 2005 Special Meeting in Lieu of Annual Meeting of Shareholders

The undersigned hereby appoints as proxies Bernard C. Bailey, Elliot J. Mark and Charles J. Johnson, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on August 5, 2005 at the 2005 Special Meeting in Lieu of Annual Meeting of Shareholders to be held on Friday, September 30, 2005, at 10:00 a.m. at the Company’s corporate headquarters, 296 Concord Road, Third Floor, Billerica, Massachusetts, and any adjournments or postponements thereof.

This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the nominees for director, FOR proposals two and three, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the meeting.

Please mark, date, sign and return this proxy card promptly.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VIISAGE TECHNOLOGY, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

						FOR	AGAINST	ABSTAIN
1.	Election of three Class III directors for a three-year term.			2.	To approve the Viisage 2005 Long-Term Incentive Plan.	☐	☐	☐

	Nominees:	(01) Robert Gelbard
		(02) Peter Nessen (03) Thomas J. Reilly		3.	To ratify the selection of BDO Seidman, LLP as independent accountants for the Company for the fiscal year ending December 31, 2005.	☐	☐	☐
		FOR	WITHHELD
		☐	☐

☐
For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.

Signature:	Date:	Signature:	Date: